                                                                    EXHIBIT 15.1

August 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissionees:

We are aware that our report dated July 29, 1999 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries (the "Company") for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471 and 33-35399) and Forms S-3, as amended (File No.'s 333-43739 and
333-39537).

Yours very truly,

/s/ PricewaterhouseCoopers LLP